3: Form 8-K
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UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 3, 2004
POTOMAC ELECTRIC POWER COMPANY (Exact name of registrant as specified in its charter)
District of Columbia and Virginia (State or other jurisdiction of incorporation)	001-01072 (Commission File Number)	53-0127880 (IRS Employer Identification No.)
701 Ninth Street, N.W., Washington, DC (Address of principal executive offices)		20068 (Zip Code)
Registrant's telephone number, including area code (202) 872-3526
________________________________________________________________________________________ (Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01	Entry into a Definitive Material Agreement.
See Item 2.03 below.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 3, 2004, Potomac Electric Power Company ("Pepco") entered into a Loan Agreement with The Royal Bank of Scotland Finance (Ireland) (the "Lender") pursuant to which Pepco is entitled to borrow up to $100 million (the "Loan Agreement"). On December 8, 2004, Pepco borrowed $100 million under the Loan Agreement. The loan bears interest at a rate equal to LIBOR for the applicable interest period plus 0.4% per annum, and Pepco is entitled to elect interest periods of one, two, three or six months. Pepco initially has elected an interest period of one month. In addition, with the consent of the Lender, Pepco may elect to convert the interest rate to the Lender's base rate. Interest on the loan is payable on the last day of each interest period, and the principal amount of the loan is payable on December 1, 2006. The loan may be prepaid by Pepco in whole or in part without premium or penalty on 30 days' notice. Amounts prepaid may not be re-borrowed.

The Loan Agreement contains customary financial and other covenants that, if not satisfied, could result in the acceleration of repayment of the loan. Among these covenants is the requirement that Pepco maintain a ratio of total indebtedness to total capitalization of 65% or less, computed in accordance with the terms of the Loan Agreement. The Loan Agreement also contains a number of customary events of default that could result in the acceleration of repayment of the loan, including (i) the failure of Pepco or any of its significant subsidiaries to pay when due, or the acceleration of, certain indebtedness under other borrowing arrangements, (ii) certain bankruptcy events, judgments or decrees against Pepco or its significant subsidiaries, and (iii) a change in control (as defined in the Loan Agreement) of PHI or the failure of PHI to own all of the voting stock of Pepco. The Loan Agreement is filed herewith as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.
	10.1	Loan Agreement, dated as of December 3, 2004, between Potomac Electric Power Company and The Royal Bank of Scotland Finance (Ireland).
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
POTOMAC ELECTRIC POWER COMPANY (Registrant)
Date December 8, 2004		JOSEPH M. RIGBY (Signature)
Name: Joseph M. Rigby
Title: Senior Vice President and Chief Financial Officer